UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

APTINYX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38535	47-4626057
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA	02035
(Address of registrant’s principal executive office)	(Zip code)

(508) 543-1720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on December 15, 2023, the Board of Directors of Aptinyx Inc. (the “Company”) authorized and approved a liquidating cash distribution of $6,683,373 (the “Liquidating Distribution”), which is equal to $0.0986975 per share of common stock (the “common stock”) of the Company. The Liquidating Distribution will be distributed on or about December 29, 2023 and is expected to be paid to beneficial holders of common stock as of the close of business on December 26, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	APTINYX INC.

	By:	/s/ Craig Jalbert
Craig Jalbert
President